UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0544160 (I.R.S. Employer Identification No.)

16767 N. Perimeter Drive, Suite 110 Scottsdale, Arizona (Address of Principal Executive Offices)	85260 (Zip Code)

The Joint Corp. Amended and Restated 2014 Incentive Stock Plan

(Full title of the plan)

Peter D. Holt

President and Chief Executive Officer

16767 N. Perimeter Drive, Suite 110

Scottsdale, Arizona 85260

(480) 245-5960

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

Robin C. Friedman

Georgann Joseph

Johnson and Colmar

707 Lake Cook Road, Suite 124

Deerfield, Illinois 60015

(312) 922-1980

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed for the purpose of registering 1,200,000 additional shares of common stock of The Joint Corp. (the “Registrant”) issuable pursuant to awards of stock options, SARs, restricted stock and RSUs which may be granted in the future under The Joint Corp. Amended and Restated 2014 Incentive Stock Plan Stock Plan, pursuant to an amendment to the Stock Plan approved by the Registrant’s stockholders on May 25, 2023 (as amended, the “Stock Plan”). The Registrant previously registered shares of its common stock for issuance under the Stock Plan under a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2015 (File No. 333-208262) (the “Original Registration Statement”) and on June 26, 2018 (File No. 333-225898) (the “2018 Registration Statement”). Pursuant to General Instruction E to Form S-8, this registration statement hereby incorporates by reference the contents of the Original Registration Statement and the 2018 Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Plan covered by this registration statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the SEC, are incorporated in this registration statement by reference:

(a)        The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 001-36724), filed with the SEC on March 10, 2023 (the “Annual Report”);

(b)        Those portions of the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-36724), filed with the SEC on April 21, 2023, incorporated by reference into the Registrant’s Annual Report;

(c)        All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

(d)        The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-36724) filed with the SEC on November 5, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Annual Report.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portion of those documents that has been “furnished” to the SEC but not “filed” for purposes of the Exchange Act) after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following exhibits are incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed on September 19, 2014 (File No. 333-198860))
4.2	Amended and Restated Bylaws of Registrant, as further amended (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed on April 26, 2023 (File No. 001-36724))
4.3	Form of Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A filed on October 22, 2014 (File No. 333-198860))
5.1*	Opinion of Johnson and Colmar
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Johnson and Colmar (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1*	The Joint Corp. Amended and Restated 2014 Incentive Stock Plan, as amended
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 25, 2023.

THE JOINT CORP.

By:	/s/ Peter D. Holt
Name:	Peter D. Holt
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter D. Holt and Jake Singleton, or either of them, as his attorney-in-fact, each with full power of substitution and resubstitution, to sign for us, in our names and in the capacities indicated below, this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), granting unto said attorneys, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter D. Holt	President, Chief Executive Officer and Director
Peter D. Holt	(Principal Executive Officer) and Director	May 25, 2023

/s/ Jake Singleton	Chief Financial Officer
Jake Singleton	(Principal Financial and Accounting Officer)	May 25, 2023

/s/ Matthew E. Rubel	Lead Director
Matthew E. Rubel		May 25, 2023

/s/ Ronald V. DaVella	Director
Ronald V. DaVella		May 25, 2023

/s/ Suzanne M. Decker	Director
Suzanne M. Decker		May 25, 2023

/s/ Abe Hong	Director
Abe Hong		May 25, 2023

/s/ Glenn J. Krevlin	Director
Glenn J. Krevlin		May 25, 2023